Exhibit 99.1

IIOT-OXYS, Inc. Enters into NDAs with Two Major Universities in New England

CAMBRIDGE, MA / ACCESSWIRE / April 12, 2021 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced NDAs with two New England Universities on a Structural Health Monitoring Grant Submission Collaboration.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, “I’m pleased to announce the signing of Non-Disclosure Agreements (NDAs) with two major universities in New England. We’ve made strong connections with two prominent professors in the field of Structural Engineering at these respective universities and shared our findings from the successful New England DOT Bridge Monitoring Pilot we completed in the late summer of 2020. After reviewing the capabilities of our team and our insightful findings, the professors agreed we are the quintessential commercial partner to pursue a National Science Foundation (NSF) Partnership for Innovation – Research Partnership (PFI-RP) grant. Together with the two professors, their faculty and students, and our partner Aingura IIoT, S.L., we will collaborate on a submission due this summer to the NSF. We’re confident the professors’ past research combined with our piloted AI/ ML algorithms will put us in excellent position for a potential grant award.”

“We feel attracting top academic institutions to partner with us on this NSF PFI-RP grant submission is a validation of the world-class results our team has achieved, and we’re excited about the potential non-dilutive funding this may bring to our company and our academic and commercial partners. Furthermore, these high-profile academic partners help position our company to potentially tap into the $2 Trillion USD infrastructure legislation that is pending rollout from the Biden administration. Major news outlets have reported that the pending infrastructure legislation includes $40 billion USD for bridge repairs and improvements. Other reports state that companies such as ours that are involved with connected infrastructure, which includes connected roads and bridges and the underlying “smart” sensor and software technology, are poised to benefit from the proposed legislation. Independent research shows that the world-wide Structural Health Monitoring market size will reach $2.9 billion USD by 2025, growing at a CAGR of 14.1%. We expect our successful Bridge Monitoring Pilot, combined with the technical strength of our internal team and commercial partner, Aingura IIoT, S.L., will lead to strong new business in due time.”, continued Mr. Emmons.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.